Exhibit 99.2 - Joint Filer Information

Name:  Centerbridge Capital Partners, L.P.
Address:  375 Park Avenue, 12th Floor, New York, New York 10152
Designated Filer:  GTH LLC
Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
Date of Event Requiring Statement:  July 1, 2008

Name:  Centerbridge Capital Partners Strategic, L.P.
Address:  375 Park Avenue, 12th Floor, New York, New York 10152
Designated Filer:  GTH LLC
Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
Date of Event Requiring Statement:  July 1, 2008

Name:  Centerbridge Capital Partners SBS, L.P.
Address:  375 Park Avenue, 12th Floor, New York, New York 10152
Designated Filer:  GTH LLC
Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
Date of Event Requiring Statement:  July 1, 2008

Name:  Centerbridge Capital Partners AIV II, L.P.
Address:  375 Park Avenue, 12th Floor, New York, New York 10152
Designated Filer:  GTH LLC
Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
Date of Event Requiring Statement:  July 1, 2008

Name:  Centerbridge Capital Partners Strategic AIV II, L.P.
Address:  375 Park Avenue, 12th Floor, New York, New York 10152
Designated Filer:  GTH LLC
Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
Date of Event Requiring Statement:  July 1, 2008

Name:  Centerbridge Capital Partners AIV III, L.P.
Address:  375 Park Avenue, 12th Floor, New York, New York 10152
Designated Filer:  GTH LLC
Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
Date of Event Requiring Statement: July 1, 2008

Name:  Centerbridge Capital Partners Strategic AIV III, L.P.
Address:  375 Park Avenue, 12th Floor, New York, New York 10152
Designated Filer:  GTH LLC
Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
Date of Event Requiring Statement:  July 1, 2008